                                                                     EXHIBIT 1.1

                                $______________*

                              SMAN CAPITAL TRUST I

                         STANDARD MANAGEMENT CORPORATION


                           ____% PREFERRED SECURITIES
                 (LIQUIDATION AMOUNT $10 PER PREFERRED SECURITY)


                             UNDERWRITING AGREEMENT


                                                                 _________, 2001

ADVEST, INC.
Ferris, Baker Watts, Incorporated
As Representatives of the Several
Underwriters Named in Schedule I Hereto
c/o Advest, Inc.
One Rockefeller Plaza, 20th Floor
New York, New York  10020

Ladies and Gentlemen:

         SMAN Capital Trust I (the "Trust"), a statutory business trust organized under the Business Trust Act (the "Delaware Act") of the State of Delaware (Chapter 38, Title 12, of the Delaware Business Code, 12 Del. C.
Section 3801 et seq.), and Standard Management Corporation, an Indiana corporation (the "Company"), as depositor of the Trust and as guarantor, hereby confirm their agreement with you and the several underwriters, on whose behalf you have been duly authorized to act as their representatives (the "Representatives"), as follows:

         1. Introduction. Upon the terms and conditions set forth in this Underwriting Agreement (this "Agreement"), the Trust agrees to, and the Company agrees to cause the Trust to, issue and sell to the several underwriters identified in Schedule I annexed hereto (the "Underwriters"), who are acting severally and not jointly, an aggregate liquidation amount of $__________ (the "Firm Securities") of the Trust's ___% preferred securities (the "Preferred Securities"). The Trust also proposes to, and the Company also proposes to cause the Trust to, issue and sell to the Underwriters, at the Underwriters' option, up to an additional $__________ aggregate liquidation amount of Preferred Securities (the

----------

* Plus an option to acquire up to an additional $__________ aggregate liquidation amount of Preferred Securities from the Trust to cover over-allotments.

"Option Securities") in proportion to the amounts set forth opposite their respective names in Schedule I hereto. The term "Preferred Securities" as used herein, unless indicated otherwise, shall mean the Firm Securities and the Option Securities.

         The Preferred Securities and the Common Securities (as defined herein) are to be issued pursuant to the terms of an Amended and Restated Trust Agreement to be dated as of __________, 2001 (the "Trust Agreement"), among the Company, as depositor, and, together with the Trust, the "Offerors," and Bankers Trust Company ("Trust Company"), a New York banking corporation, as property trustee ("Property Trustee"), and Bankers Trust (Delaware) ("Trust Delaware"), a Delaware banking corporation, as Delaware trustee ("Delaware Trustee"), and the holders from time to time of undivided interests in the assets of the Trust. The Preferred Securities will be guaranteed by the Company on a subordinated basis and subject to certain limitations with respect to distributions and payments upon liquidation, redemption or otherwise (the "Guarantee") pursuant to the Guarantee Agreement to be dated as of __________, 2001 (the "Guarantee Agreement"), between the Company and the Trust Company, as Trustee (the "Guarantee Trustee"). The assets of the Trust will consist of ____% junior subordinated deferrable interest debentures, due ______, 2031 (the "Junior Subordinated Debentures") of the Company which will be issued under a Junior Subordinated Indenture dated as of __________, 2001 (the "Indenture"), between the Company and the Trust Company, as Trustee (the "Indenture Trustee"). Under certain circumstances, the Junior Subordinated Debentures will be distributable to the holders of undivided beneficial interests in the assets of the Trust. The entire proceeds from the sale of the Preferred Securities will be combined with the entire proceeds from the sale by the Trust to the Company of the Trust's common securities (the "Common Securities"), and will be used by the Trust to purchase an equivalent amount of the Junior Subordinated Debentures.

         2. Representations and Warranties. Each of the Offerors represents and warrants to, and agrees with, each of the Underwriters as follows:

                  (a) The Offerors have filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (No. 333-60886) and a related preliminary prospectus for the registration of the Preferred Securities, the Guarantee and the Junior Subordinated Debentures under the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations thereunder (the "Securities Act Regulations"). The Offerors have prepared and filed such amendments thereto, if any, and such amended preliminary prospectuses, if any, as may have been required to the date hereof, and will file such additional amendments thereto and such amended prospectuses as may hereafter be required. The registration statement has been declared effective under the Securities Act by the Commission. The registration statement as amended at the time it became effective (including the Prospectus (as defined below) and all information deemed to be a part of the registration statement at the time it became effective pursuant to Rule 430A(b) of the Securities Act Regulations) is hereinafter called the "Registration Statement," except that, if the Company files a post-effective amendment to such registration statement which becomes effective prior to the Closing Date (as defined below), "Registration Statement" shall refer to such registration statement as so amended. Each prospectus included in the registration statement, or amendments thereof, before it became effective under the Securities Act and any


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

prospectus filed with the Commission by the Company with the consent of the Underwriters pursuant to Rule 424(a) of the Securities Act Regulations (including the documents incorporated by reference therein, if any) is hereinafter called the "Preliminary Prospectus." The term "Prospectus" means the final prospectus (including the documents incorporated by reference therein, if any), as first filed with the Commission pursuant to paragraph (1) or (4) of Rule 424(b) of the Securities Act Regulations. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus.

                  (b) The Company is duly incorporated and validly existing as a corporation in good standing under the laws of the State of Indiana with full power and authority (corporate and other) to own, lease, and operate its properties and conduct its business as described in the Prospectus; the Company has no subsidiaries except those described in the Registration Statement (each a "Subsidiary"); the Company owns, directly or indirectly, beneficially and of record all of the outstanding capital stock of each Subsidiary free and clear of any claim, lien, encumbrance or security interest, except as described in the Prospectus. The Company and each of its Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which any of them own or lease properties, has an office, or in which the business conducted by any of them make such qualification necessary, except where the failure to so qualify would not have a material adverse effect on the condition (financial or otherwise), business, prospects, assets, properties, results of operations, or net worth of the Company and its Subsidiaries taken as a whole ("Material Adverse Effect"); and to the knowledge of the Company or any Subsidiary, no proceeding has been instituted in any jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.

                  (c) The Preferred Securities have been duly and validly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when executed and authenticated in accordance with the terms of the Trust Agreement and delivered to the Underwriters against payment of the consideration set forth herein, will constitute valid and legally binding obligations of the Trust enforceable in accordance with their terms and entitled to the benefits provided by the Trust Agreement (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, readjustment of debt, moratorium, fraudulent conveyance or similar laws relating to or affecting creditors' rights generally or general equity principles (whether considered in a proceeding in equity or at law)). The Trust Agreement has been duly authorized and, when executed by the proper officers of the Trust and delivered by the Trust, will have been duly executed and delivered by the Trust and, assuming due authorization and execution of the Trust Agreement by each other party thereto, will constitute the valid and legally binding instrument of the Trust, enforceable in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, readjustment of debt, moratorium, fraudulent conveyance or similar laws relating to or affecting creditors' rights generally or general equity principles (whether considered in a proceeding in equity or at law)). The Junior Subordinated Debentures have been duly and validly authorized for delivery by the Company and, when duly authenticated in accordance with the terms of the Indenture and delivered to the Trust against payment of the consideration set forth herein, will


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constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, readjustment of debt, moratorium, fraudulent conveyance or similar laws relating to or affecting creditors' rights generally or general equity principles (whether considered in a proceeding in equity or at law)) and entitled to the benefits provided by the Indenture. The Indenture has been duly authorized and, when executed by the proper officers of the Company and delivered by the Company, will have been duly executed and delivered by the Company and, assuming due authorization and execution of the Indenture by each other party thereto, will constitute the valid and legally binding instrument of the Company, enforceable in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, readjustment of debt, moratorium, fraudulent conveyance or similar laws relating to or affecting creditors' rights generally or general equity principles (whether considered in a proceeding in equity or at law)). The Guarantee Agreement has been duly authorized and, when executed by the proper officers of the Company and delivered by the Company, will have been duly executed and delivered by the Company and, assuming due authorization and execution of the Guarantee by each other party thereto, will constitute the valid and legally binding instrument of the Company, enforceable in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, readjustment of debt, moratorium, fraudulent conveyance or similar laws relating to or affecting creditors' rights generally or general equity principles (whether considered in a proceeding in equity or at law)). The Trust Agreement, the Guarantee Agreement, and the Indenture have been duly qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"); and the Preferred Securities, the Common Securities, the Trust Agreement, the Guarantee Agreement, the Junior Subordinated Debentures and the Indenture conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus.

                  (d) Neither the Trust nor the Company or any Subsidiary, is, or with the giving of notice or lapse of time or both will be, in violation or breach of, or in default under, nor will the execution or delivery of, or the performance and consummation of the transactions contemplated by this Agreement (including the offer, sale, or delivery of the Preferred Securities), conflict with, or result in a violation or breach of, or constitute a default under, any provision of the organization documents of the Trust or the Articles of Incorporation (as amended or restated), Bylaws (as amended or restated) of the Company, or other governing documents of the Trust, the Company or any Subsidiary, or of any provision of any agreement, contract, mortgage, deed of trust, lease, loan agreement, indenture, note, bond, or other evidence of indebtedness, or other material agreement or instrument to which the Trust, the Company or any Subsidiary is a party or by which any of them is bound or to which any of their properties is subject, nor will the performance by the Offerors of their obligations hereunder violate any rule, regulation, order, or decree, applicable to the Trust, the Company or any Subsidiary of any court or any regulatory body, administrative agency, or other governmental body having jurisdiction over the Trust, the Company or any Subsidiary or any of their respective properties, or any order of any court or governmental agency or authority entered in any proceeding to which the Trust, the Company or any Subsidiary was or is now a party or by which it is


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

bound, except those, if any, described in the Prospectus or which are not material to the Company and the Trust taken as a whole. No consent, approval, filing, authorization, registration, qualification, or order, including with or by any insurance regulatory agency, is required for the execution, delivery, and performance of this Agreement or the consummation of the transactions contemplated by this Agreement, other than such that have been obtained or made, except for compliance with the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Blue Sky Laws applicable to the public offering of the Preferred Securities by the Underwriters, the clearance of such offering and the underwriting arrangements evidenced hereby with the National Association of Securities Dealers, Inc. ("NASD"), and the listing of the Preferred Securities on The Nasdaq Stock Market. This Agreement has been duly authorized, executed and delivered by the Company and the Trust and constitutes a valid and binding obligation of the Company and the Trust and assuming due authorization and execution of this Agreement by the Representatives is enforceable against the Company and the Trust in accordance with its terms.

                  (e) Each Preliminary Prospectus complies in all material respects with the requirements of the Securities Act and the Securities Act Regulations. As of the effective date of the Registration Statement, and at all times subsequent thereto up to the Closing Date or any Option Closing Date (as defined below), the Registration Statement and the Prospectus, and any amendments or supplements thereto, contained or will contain all material statements that are required to be stated therein in accordance with the Securities Act and the Securities Act Regulations and conformed or will conform in all material respects to the requirements of the Securities Act and the Securities Act Regulations, and neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto included or will include any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that no representation or warranty is made as to information contained in or omitted from the Registration Statement, the Prospectus or any amendment or supplement in reliance upon and in conformity with written information furnished to the Company and the Trust by or on behalf of the Underwriters. The Company acknowledges that the only information relating to the Underwriters furnished in writing to the Company by the Representatives specifically for inclusion in the Registration Statement and Prospectus is the information in the statements set forth in the fourth and sixth paragraphs under the section "Underwriting" in any Preliminary Prospectus or the Prospectus.

                  (f) Ernst & Young LLP and KPMG Audit, which have audited, reviewed, and expressed their opinion with respect to certain of the financial statements and schedules filed with the Commission as a part of the Registration Statement and included or to be included, as the case may be, in the Prospectus and in the Registration Statement, and whose reports are included in the Prospectus and the Registration Statement, are independent accountants as required by the Securities Act and the Securities Act Regulations.

                  (g) The financial statements and schedules and the related notes thereto included or to be included, as the case may be, in the Registration Statement, the


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

Preliminary Prospectus, and the Prospectus present fairly the financial position of the entities purported to be shown thereby as of the respective dates of such financial statements and schedules, and the results of operations and changes in equity and in cash flows of the entities purported to be shown thereby for the respective periods covered thereby, all in conformity with generally accepted accounting principles consistently applied throughout the periods involved, except as may be disclosed in the Prospectus. All adjustments necessary for a fair presentation of the results of such periods have been made. The Company had an outstanding capitalization as set forth under the heading "Capitalization" in the Prospectus as of the date indicated therein and there has been no material change therein since such date except as disclosed in the Prospectus. The financial, operating, and statistical information set forth in the Prospectus under the headings "Prospectus Summary," "Standard Management Corporation Selected Consolidated Financial Data," "Use of Proceeds," "Capitalization," "Management Discussion and Analysis of Financial Condition and Results of Operations," "Business," and "Management" are fairly presented and prepared on a basis consistent with the audited financial statements of the Company.

                  (h) There is no litigation or governmental proceeding, action, or investigation pending or, to the knowledge of the Trust or the Company, threatened, to which the Trust, the Company or any Subsidiary is or may be a party or to which property owned or leased by the Company or any Subsidiary is or may be subject, or related to environmental or discrimination matters, which is required to be disclosed in the Registration Statement or the Prospectus by the Securities Act or the Securities Act Regulations and is not so disclosed, or which questions the validity of this Agreement or any action taken or to be taken pursuant hereto.

                  (i) Either the Company or a Subsidiary, as the case may be, has good and marketable title in fee simple to all items of real property and good and marketable title to all the personal properties and assets reflected as owned by the Company or a Subsidiary in the Prospectus (or elsewhere in the Registration Statement), in each case clear of all liens, mortgages, pledges, charges, or encumbrances of any kind or nature except those, if any, reflected in the financial statements described above (or elsewhere in the Registration Statement) or which are not material to the Company and its Subsidiaries taken as a whole; all properties held or used by the Company or a Subsidiary under leases, licenses, franchises or other agreements are held by them under valid, existing, binding, and enforceable leases, franchises, licenses, or other agreements with respect to which it is not in default, except those, if any, which are not material to the Company or a Subsidiary taken as a whole.

                  (j) Neither the Trust nor the Company or any Subsidiary has taken or will take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, stabilization or manipulation, under the Exchange Act or otherwise, of the price of the Preferred Securities.

                  (k) Except as reflected in or contemplated by the Registration Statement, since the respective dates as of which information is given in the Registration Statement and prior to the Closing Date and Option Closing Date (as such terms are hereinafter defined):


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

                           (i)      neither the Company nor any Subsidiary has
or will have incurred any material liabilities or obligations, direct or contingent, or entered into any material transaction not in the ordinary course of business without the prior consent of the Representatives;

                           (ii)     neither the Company nor any Subsidiary has
or will have paid or declared any dividend or other distribution with respect to its capital stock and neither the Company nor any Subsidiary has or will be delinquent in the payment of principal or interest on any outstanding debt obligations; and

                           (iii)    there has not been and will not be any
change in the capital stock or any material change in the indebtedness of the Company or any Subsidiary (except as may result from the closing of the transactions contemplated by this Agreement), or any adverse change in the condition (financial or otherwise), or any development involving a prospective adverse change in their respective businesses (resulting from litigation or otherwise), prospects, properties, condition (financial or otherwise), net worth, or results of operations which is material to the Company and its Subsidiaries taken as a whole.

                  (l) There is no contract or other document, transaction, or relationship required to be described in the Registration Statement, or to be filed as an exhibit to the Registration Statement, by the Securities Act or by the Securities Act Regulations that has not been described or filed as required.

                  (m) Except as disclosed in the Prospectus and except for warrants granted to Fleet National Bank, there are no outstanding (i) securities or obligations of the Company or any Subsidiary convertible into or exchangeable for any capital stock of the Company or any Subsidiary, (ii) warrants, rights or options to subscribe for or purchase from the Company or any Subsidiary any such capital stock or any such convertible or exchangeable securities or obligations or (iii) obligations of the Company or any Subsidiary to issue any shares of capital stock, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options.

                  (n) All documents delivered or to be delivered by the Offerors or any of their representatives in connection with the issuance and sale of the Preferred Securities were on the dates on which they were delivered, or will be on the dates on which they are to be delivered, true, complete, and correct in all material respects.

                  (o) The Company and each Subsidiary have filed all necessary federal and all state, local and foreign income and franchise tax returns and paid all taxes shown as due thereon; and no tax deficiency has been asserted or to the knowledge of the Company or any Subsidiary, threatened against the Company or any Subsidiary that would have a Material Adverse Effect, except as described in the Prospectus.

                  (p) The Company and each Subsidiary has filed, or has had filed on its behalf, on a timely basis, all materials, reports, documents and information, including, but not limited to annual reports and reports of examination with each applicable insurance regulatory authority, board or agency, which are required to be filed by it, except where the failure to have timely filed such materials, reports, documents and information would not have a Material Adverse Effect.


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

                  (q) Neither the Trust nor the Company or any Subsidiary has, directly or indirectly, at any time:

                           (i)      made any unlawful contribution to any
candidate for political office, or failed to disclose any contribution in violation of law; or

                           (ii)     made any payment to any federal, state,
local, or foreign government officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof or applicable foreign jurisdictions.

                  (r) The Company or a Subsidiary owns or possesses adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, servicemark registrations, copyrights, and licenses necessary for the conduct of the business of the Company and the Subsidiaries or ownership of their respective properties, and neither the Company nor any Subsidiary has received notice of conflict with the asserted rights of others in respect thereof which has not been resolved.

                  (s) The Company and each Subsidiary have in place and effective such policies of insurance, with limits of liability in such amounts, as are normal and prudent in the ordinary scope of business similar to that of the Company and such Subsidiary in the respective jurisdiction in which they conduct business.

                  (t) The Company and each Subsidiary have and hold, and at the Closing Date or Option Closing Date will have and hold, and are operating in compliance with, and have fulfilled and performed all of their material obligations with respect to, all permits, certificates, franchises, grants, easements, consents, licenses, approvals, charters, registrations, authorizations, and orders (collectively, "Permits") required under all laws, rules, and regulations (including, without limitation, laws, rules and regulations applicable to insurance companies and insurance holding companies) in connection with their respective businesses, and all of such Permits are in full force and effect; and there is no pending proceeding, and neither the Company nor any Subsidiary has received notice of any threatened proceeding, relating to the revocation or modification of any such Permits. To the knowledge of the Company or any Subsidiary, no insurance regulatory agency or body has issued any order or decree impairing, restricting or prohibiting the payment of dividends by any of the Company's Subsidiaries to the Company. Neither the Company nor any Subsidiary is (by virtue of any action, omission to act, contract to which it is a party or by which it is bound, or any occurrence or state of facts whatsoever) in violation of any applicable federal, state, municipal, or local statutes, laws, ordinances, rules, regulations and/or orders issued pursuant to foreign, federal, state, municipal, or local statutes, laws, ordinances, rules, or regulations (including those relating to any aspect of insurance, environmental protection, occupational safety and health, and equal employment practices) heretofore or currently in effect, except such violation that has been fully cured or satisfied without recourse or that is not reasonably likely to have a Material Adverse Effect.

                  (u) Except as set forth in the Prospectus, no loss experience has occurred that would require or make it necessary or appropriate for the Company or any Subsidiary to change, alter, modify or amend the Company's or any Subsidiary's methodology or assumption relating to losses.


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

                  (v) All reinsurance treaties, contracts, agreements, and arrangements to which the Company or any Subsidiary is a party and as to which any of them reported recoverables, premiums due or other amounts in its financial statements are in full force and effect, and neither the Company nor any Subsidiary is in violation of, or in default in the performance, observance or fulfillment of, any material obligation, agreement, covenant or condition contained therein, which violation or default would, singularly or in the aggregate, have a Material Adverse Effect. Neither the Company or any Subsidiary has any reason to believe that any other party to such treaties, contracts, agreements or arrangements will not or cannot perform in any material respect its duties or obligations under such treaty, contract, agreement or arrangement, except where the failure to perform would not have a Material Adverse Effect.

                  (w) The provisions of any employee pension benefit plan ("Pension Plan") as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), in which the Company or any Subsidiary is a participating employer are in substantial compliance with ERISA, and neither the Company nor any Subsidiary is in material violation of ERISA. The Company, each Subsidiary, or the plan sponsor thereof, as the case may be, has duly and timely filed the reports required to be filed by ERISA in connection with the maintenance of any Pension Plans in which the Company or any Subsidiary is a participating employer, and to the knowledge of the Company or any of its Subsidiary, no facts, including any "reportable event" as defined by ERISA and the regulations thereunder, exist in connection with any Pension Plan in which the Company or any Subsidiary is a participating employer which might constitute grounds for the termination of such plan by the Pension Benefit Guaranty Corporation or for the appointment by the appropriate U.S. District Court of a trustee to administer any such plan. The provisions of any employee benefit welfare plan, as defined in Section 3(1) of ERISA, in which the Company or any Subsidiary is a participating employer, are in substantial compliance with ERISA, and the Company, any Subsidiary, or the plan sponsor thereof, as the case may be, has duly and timely filed the reports required to be filed by ERISA in connection with the maintenance of any such plans.

                  (x) Neither the Company nor the Trust is an open-end investment company, unit investment trust or face-amount certificate company that is, or is required to be, registered under Section 8 of the Investment Company Act of 1940, as amended, or subject to regulation under such Act.

                  (y) The Company is not aware of any threatened or pending downgrading in the rating of any Subsidiary by A.M. Best Company, Inc.

                  (z) No material labor dispute exists with the Company's or any Subsidiary's employees, and to the knowledge of the Company or any Subsidiary, no such labor dispute is threatened. The Company has no knowledge of any existing or threatened labor disturbance by the employees of any of its principal agents, suppliers, contractors or customers that would have a Material Adverse Effect.

                  (aa) Neither this Agreement nor any certificate, statement or other document delivered or to be delivered by the Offerors or any Subsidiary contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

         Any certificate signed by any director or officer of the Company or the Trust, as the case may be, and delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty of the Company or the Trust, as the case may be, to the Underwriters as to the matters covered thereby.

         Any certificate delivered by the Company or the Trust, as the case may be, to their respective counsel for purposes of enabling such counsel to render an opinion pursuant to Section 8 will also be furnished to the Representatives and counsel for the Underwriters and shall be deemed to be additional representations and warranties to the Underwriters by the Company and the Trust as to the matters covered thereby.

         3. Purchase Sale and Delivery to Underwriters; Closing. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Trust and the Company, as the case may be, agree that the Trust will issue and sell to the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Trust, the number of Firm Securities set forth opposite the name of such Underwriter in Schedule I at a purchase price of $__ per Firm Security.

         Payment of the purchase price for, and delivery of, the Firm Securities shall be made at the offices of Arnold & Porter, 555 Twelfth Street, N.W., Washington, D.C., or at such other place as shall be agreed upon by the Representatives, the Trust and the Company, at 9:00 A.M. Eastern Standard Time, on the fourth business day (unless postponed in accordance with the provisions of Section 14) following the date of this Agreement, or such other time not later than ten (10) business days after such date as shall be agreed upon by the Representatives, the Trust and the Company (such time and date of payment and delivery being herein called the "Closing Date").

         As compensation (the "Underwriting Commission") for the commitments of the Underwriters contained in this Section 3, the Company hereby agrees to pay to the Underwriters an amount equal to 4.0% of the public offering price of the Preferred Securities. Such payment will be made on the Closing Date with respect to the Firm Securities and on the Option Closing Date (as defined below) with respect to the Option Securities.

         Payment for the Firm Securities shall be made to the Trust by wire transfer of immediately available funds, against delivery to the Underwriters of the Firm Securities to be purchased by them. The Firm Securities shall be issued in the form of one or more fully registered global securities (the "Global Securities") in book-entry form in such denominations and registered in the name of the nominee of The Depository Trust Company (the "DTC") or in such names as the Representatives may request in writing at least two business days before the Closing Date. The Global Securities representing the Firm Securities shall be made available for examination by the Representatives and counsel to the Underwriters not later than 9:30 A.M. Eastern Standard Time on the last business day prior to the Closing Date.

         In addition, on the basis of the representations, warranties, and agreements contained herein, but subject to the terms and conditions set forth herein, the Trust hereby grants to the Underwriters an option to purchase, severally and not jointly, from the Trust the Option Securities in the same proportion as the number of Preferred Securities set forth opposite their names on Schedule I bears to the total number of Firm Securities, at the same purchase price per Preferred Security to be paid for the Firm Securities, for use solely in covering any over-allotments made by the Underwriters in the sale and distribution of the Firm Securities. The option granted hereunder may be exercised at any time (but not more than once) within thirty (30) days after the date of this Agreement, upon notice by the Representatives to the Trust which sets forth the aggregate liquidation amount of Option Securities as to which the Underwriters are exercising the option, and the time and place at which the certificate representing the Option Securities will be delivered. Such time of delivery may not be earlier than the Closing Date and herein is called the "Option Closing Date." The Option Closing Date shall be determined by the Representatives, but if at any time other than the Closing Date, shall not be earlier than three nor later than five full business days after delivery of such notice to exercise. Certificates for the Option Securities will be made available for inspection at least 24 hours prior to the Option Closing Date at the offices of DTC, or its designated custodian, or at such other location as specified by the Representatives. The manner of payment for delivery of the Option Securities shall be the same as for the Firm Securities as specified in this Section 3.

         4. Representations and Warranties of the Underwriters. The Representatives, on behalf of the Underwriters, represent and warrant to the Company that the information set forth in the fourth and sixth paragraphs of the section in the Prospectus entitled "Underwriting" was the only written information furnished to the Company by and on behalf of any Underwriter expressly for use in connection with the preparation of the Registration Statement, and is correct and complete in all material respects and does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

         5. Offering by the Underwriters. The Trust and the Company are advised by the Representatives that the Underwriters propose to make a public offering of the Preferred Securities, on the terms and conditions set forth in the Registration Statement from time to time as and when the Underwriters deem advisable after the Registration Statement becomes effective. Because the NASD is expected to view the Preferred Securities as interests in a direct participation program, the offering of the Preferred Securities is being made in compliance with the applicable provisions of Rule 2810 of the NASD's Conduct Rules.

         6. Agreements of the Offerors. Each of the Offerors covenants and agrees with each of the Underwriters that:

                  (a) If any information shall have been omitted from the Registration Statement in reliance upon Rule 430A, the Company, at the earliest possible time, will furnish the Representatives with copies of the Prospectus to be filed by the Offerors with the Commission to comply with Rule 424(b) and Rule 430A under the Securities Act, and will file such Prospectus with the Commission in compliance with such Rules. Upon compliance with such Rules, the Company will so advise the Representatives promptly. The Company will advise the Representatives and counsel to the Underwriters promptly of the issuance by the Commission of any stop order suspending the effectiveness of the

Registration Statement or of the institution of any proceedings for that purpose, or of any notification received by the Company of the suspension of qualification of the Preferred Securities for sale in any jurisdiction or the initiation or threatening of any proceedings for that purpose, or of any notification received by the Company of the suspension of qualification of the Preferred Securities for sale in any jurisdiction or the initiation or threatening of any proceedings for that purpose. The Company also will advise the Representatives and counsel to the Underwriters promptly of any request of the Commission for amendment or supplement of the Registration Statement, of any Preliminary Prospectus, or of the Prospectus, or for additional information, and the Offerors will not file any amendment or supplement to the Registration Statement (either before or after it becomes effective), to any Preliminary Prospectus, or to the Prospectus (including a prospectus filed pursuant to Rule 424(b)) if the Representatives have not been furnished with copies prior to such filing or if the Representatives reasonably object to such filing.

                  (b) For the period during which a Prospectus relating to the Preferred Securities is required to be delivered under the Securities Act, the Offerors shall comply with all requirements imposed on them by the Securities Act, as now and hereafter amended, and by the Securities Act Regulations, as from time to time in force, so far as is necessary to permit the continuance of sales or dealings in the Preferred Securities as contemplated by the provisions hereof and the Prospectus. If any event occurs as a result of which the Prospectus, including any subsequent amendment or supplement, would include an untrue statement of a material fact, or would omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it becomes necessary at any time to amend the Prospectus, including any amendment or supplement thereto, to comply with the Securities Act, the Company promptly will advise the Representatives and counsel to the Underwriters thereof and the Offerors will promptly prepare and file with the Commission an amendment or supplement that will correct such statement or omission or an amendment that will effect such compliance; and, if any Underwriter is required to deliver a prospectus nine (9) months or more after the effective date of the Registration Statement, the Company, upon request of the Representatives but at the expense of such Underwriter, will prepare promptly such prospectus or prospectuses as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Securities Act.

                  (c) The Offerors will not, prior to the Option Closing Date or thirty (30) days after the date of this Agreement, whichever occurs first, without the prior consent of the Representatives, incur any material liability or obligation, direct or contingent, or enter into any material transaction, other than in the ordinary course of business, or any transaction with a related party which is required to be disclosed in the Prospectus pursuant to Item 404 of Regulation S-K under the Securities Act, except as contemplated by the Prospectus.

                  (d) The Company will make generally available to its security holders and the Representatives an earnings statement of the Company as soon as practicable, but in no event later than fifteen (15) months after the end of the Company's current fiscal quarter, covering a period of twelve (12) consecutive calendar months beginning after the effective date of the Registration Statement, but beginning not later than four
(4) months after such effective date, which will satisfy the provisions of the last subsection of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder.

                  (e) During such period as a prospectus is required by law to be delivered in connection with sales by an underwriter or dealer, the Company will furnish to the Representatives, at the expense of the Company, copies of the Registration Statement, the Prospectus, any Preliminary Prospectus, and all amendments and supplements to any such documents, in each case as soon as available and in such quantities as the Representatives may reasonably request, for the purposes contemplated by the Securities Act.

                  (f) The Offerors will use their best efforts to take or cause to be taken in cooperation with the Representatives and counsel to the Underwriters all actions required in qualifying or registering the Preferred Securities for sale under the Blue Sky Laws of such jurisdictions as the Representatives may reasonably designate, provided the Offerors shall not be required to qualify generally as foreign corporations or as a dealer in securities or to consent generally to the service of process under the law of any such state (except with respect to the offering and sale of the Preferred Securities), and will continue such qualifications or registrations in effect so long as reasonably requested by the Representatives to effect the distribution of the Preferred Securities (including, without limitation, compliance with all undertakings given pursuant to such qualifications or registrations). In each jurisdiction where any of the Preferred Securities shall have been qualified as provided above, the Offerors will file such reports and statements as may be required to continue such qualification for a period of not less than one (1) year from the date of this Agreement.

                  (g) The Company will furnish to its security holders annual reports containing financial statements audited by independent public accountants. During the period ending three (3) years after the date of this Agreement, (i) as soon as practicable after the end of the fiscal year, the Company will furnish to each of the Representatives two copies of the annual report of the Company containing the audited consolidated balance sheet of the Company as of the close of such fiscal year and corresponding audited consolidated statements of earnings, stockholders' equity and cash flows for the year then ended, and (ii) the Company will file promptly and will make available to each of the Representatives concurrently with the filing thereof copies of all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13, 14, or 15 of the Exchange Act. During such three-year period, the Company also will make available or furnish, as applicable, to the Representatives one copy of the following:

                           (i)      as soon as practicable after the filing
thereof, each other report, statement, or other document filed by the Company with the Commission;

                           (ii)     as soon as practicable after the filing
thereof, all reports, statements, other documents and financial statements furnished by the Company to Nasdaq pursuant to requirements of or agreements with Nasdaq; and

                           (iii)    as soon as available, each report,
statement, or other document of the Company mailed to its stockholders.

                  (h) The Offerors will use their best efforts to satisfy or cause to be satisfied the conditions to the obligations of the Underwriters in Section 8 hereof.

                  (i) The Offerors shall deliver the requisite notice of issuance to the NASD and shall take all necessary or appropriate action within their power to maintain the authorization for trading of the Preferred Securities on The Nasdaq Stock Market for a period of at least thirty-six (36) months after the date of this Agreement.

                  (j) The Trust shall comply in all respects with the undertakings given by the Trust in connection with the qualification or registration of the Preferred Securities for offering and sale under the Blue Sky Laws.

                  (k) The Trust shall apply the proceeds from its sale of the Preferred Securities, combined with the entire proceeds from the sale by the Trust to the Company of the Trust's Common Securities, to purchase an equivalent amount of Junior Subordinated Debentures. All the proceeds to be received by the Company from the sale of the Junior Subordinated Debentures will be used in the manner and for the purposes specified under the heading "Use of Proceeds" in the Prospectus. The Offerors shall file, and make available or furnish, as appropriate, to the Underwriters and counsel to the Underwriters copies of all reports as may be required in accordance with Rule 463 under the Securities Act.

                  (l) Except for the sale of Preferred Securities pursuant to this Agreement, neither the Company nor any Subsidiary shall, directly or indirectly, offer, sell, contract to sell, issue, distribute, grant any option, right, or warrant to purchase or otherwise dispose of any shares of the Preferred Securities or substantially similar securities, in the open market or otherwise, for a period of one hundred eighty (180) days after the later of the effective date of the Registration Statement or the date of this Agreement, without the express prior written consent of the Representatives.

         7.       Payment of Expenses and Fees

                  (a) Whether or not the transactions contemplated hereunder are consummated, or if this Agreement is terminated for any reason, the Company will pay or cause to be paid the costs, fees, and expenses incurred in connection with the offering of the Preferred Securities as follows:

                           (i)      All costs, fees, and expenses incurred in
connection with the performance of the obligations of the Company and the Trust hereunder, including all fees and expenses of the Company's and the Trust's accountants and counsel, all costs and expenses incurred in connection with the preparation, printing, filing, and distribution (including delivery and shipping costs) of the Registration Statement, each Preliminary Prospectus, and the Prospectus (including all amendments and exhibits thereto and the financial statements therein), and agreements and supplements provided for herein, this Agreement and other underwriting documents, including various Underwriters' letters, and the Preliminary and Supplemental Blue Sky Memoranda;

                           (ii)     All filing and registration fees and
expenses, including the legal fees and disbursements of counsel (which shall be capped at $2,500), incurred in connection with qualifying or registering all or any part of the Preferred Securities, the

Guarantee and the Junior Subordinated Debentures for offer and sale under the Blue Sky Laws;

                           (iii)    All fees and expenses of the Offerors'
registrar and transfer agent; all transfer taxes, if any, and all other fees and expenses incurred in connection with the sale and delivery of the Preferred Securities to the Underwriters;

                           (iv)     The filing fees of the NASD and applicable
fees charged by Nasdaq for inclusion of the Preferred Securities for quotation on The National Market System; and

                           (v)      All other costs and expenses incident to the
performance of the Company's and the Trust's obligations hereunder which are not otherwise provided for in this Section 7(a).

         8. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters under this Agreement shall be subject to the accuracy of the representations and warranties on the part of the Company and the Trust set forth herein as of the Closing Date, and if applicable, as of the Option Closing Date, as the case may be, to the accuracy of the statements of the Offerors' directors and officers, to the performance by the Company and the Trust of their obligations hereunder, and to the following additional conditions, except to the extent expressly waived in writing by the
Representatives:

                  (a) The Registration Statement and all post-effective amendments thereto shall have been declared effective by the Commission no later than 5:30 p.m. Eastern Time, on the date of this Agreement, or such later time as shall have been consented to by the Representatives, but in any event not later than 5:30 p.m. Eastern Time on the third full business day following the date hereof; if the Offerors omitted information from the Registration Statement at the time it became effective in reliance on Rule 430A under the Securities Act, the Prospectus shall have been filed with the Commission in compliance with Rule 424(b) and Rule 430A under the Securities Act; no stop order suspending the effectiveness of the Registration Statement or any amendment or supplement thereto shall have been issued; no proceeding for the issuance of such an order shall have been initiated or shall be pending or, to the knowledge of the Offerors or the Representatives, threatened or contemplated by the Commission; and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been disclosed to the Representatives and complied with to the Representatives' satisfaction.

                  (b) The Preferred Securities, the Guarantee and the Junior Subordinated Debentures shall have been qualified or registered for sale, or subject to an available exemption from such qualification or registration, under the Blue Sky Laws of such jurisdictions as shall have been reasonably specified by the Representatives and the offering contemplated by this Agreement shall have been cleared by the NASD.

                  (c) Since the dates as of which information is given in the Registration Statement:

                           (i)      There shall not have been any material
adverse change, or any development involving a prospective material adverse change, in the ability of the Company or any Subsidiary to conduct their respective businesses (whether by reason of any court, legislative, other governmental action, order, decree, or otherwise), or in the general affairs, condition (financial and otherwise), business, prospects, properties, management, financial position or earnings, results of operations, or net worth of the Company or any Subsidiary, whether or not arising from transactions in the ordinary course of business; and

                           (ii)     Neither the Company nor any Subsidiary shall
have sustained any loss or interference from any labor dispute, strike, fire, flood, windstorm, accident, or other calamity (whether or not insured) or from any court or governmental action, order, or decree; the effect of which on the Company or any Subsidiary, in any such case described in clause (c)(i) or (ii) above, is in the reasonable opinion of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Preferred Securities on the terms and in the manner contemplated in the Registration Statement and the Prospectus.

                  (d)      There shall have been furnished to the
Representatives on the Closing Date and the Option Closing Date, except as otherwise expressly provided below:

                           (i)      An opinion of Stephen M. Coons, general
counsel to the Company, dated as of the Closing Date and any Option Closing Date, in form and substance substantially in the form attached hereto as Exhibit A-1;

                           (ii)     An opinion of Smith, Gambrell & Russell,
LLP, counsel to the Company, dated as of the Closing Date and any Option Closing Date, in form and substance substantially in the form attached hereto as Exhibit A-2;

                           (iii)    The favorable opinion, dated the Closing
Date and the Option Closing Date, of White & Case, counsel to the Trust Company, substantially in the form attached hereto as Exhibit B;

                           (iv)     The favorable opinion, dated the Closing
Date and the Option Closing Date, of Richards, Layton & Finger, special Delaware counsel to the Company and the Trust, substantially to the effect and in the form attached hereto as Exhibit C;

                           (v)      The favorable opinion, dated the Closing
Date and the Option Closing Date, of Richards, Layton & Finger, special Delaware counsel to Trust Delaware, substantially to the effect and in the form attached hereto as Exhibit D; and

                           (vi)     The favorable opinion, dated the Closing
Date and the Option Closing Date, of Arnold & Porter, counsel to the Underwriters, as to such matters as the Representatives shall reasonably request.

         In rendering such opinions specified in clause (d)(ii), (iii), (iv) or
(v) above, counsel may rely upon an opinion or opinions, each dated the Closing Date or the Option Closing Date as the case may be, of other counsel retained by them or the Company as to laws of any jurisdiction other than the United States or the State of New York, provided that (A) such reliance is expressly authorized by each opinion so relied upon and a copy of each such opinion is delivered to the Representatives, and (B) counsel shall state in their opinion that they believe that they and the Underwriters are justified in relying thereon. In the case of the opinion specified in clause (i) above, such counsel may assume that the laws of the State of New York are identical to the laws of the State of Indiana in all respects material to the opinion being rendered by such counsel, provided that such assumption is expressly disclosed in the opinion. Insofar as such opinions involve factual matters, such counsel may rely, to the extent such counsel deems proper, upon certificates of officers of the Company, its Subsidiaries and the Trust and certificates of public officials.

                  (e) At the time this Agreement is executed and also on the Closing Date and the Option Closing Date, as the case may be, there shall be delivered to the Representatives a letter from each of Ernst & Young LLP and KPMG Audit, the Company's independent accountants, the first letter from each of the accountants to be dated the date of this Agreement, the second letter from each of the accountants to be dated the Closing Date, and the third letter from each of the accountants to be dated the Option Closing Date, if any, which shall be in form and substance reasonably satisfactory to the Representatives and shall contain information as of a date within five days of the date of such letter. There shall not have been any change set forth in any letter referred to in this subsection (e) that makes it impracticable or inadvisable in the judgment of the Representatives to proceed with the public offering or purchase of the Preferred Securities as contemplated hereby.

                  (f) On the Closing Date and on the Option Closing Date, a certificate signed by the Chairman of the Board, the President, a Vice Chairman of the Board or any Executive or Senior Vice President and the principal financial or accounting officer of the Company, dated the Closing Date or the Option Closing Date, as the case may be, to the effect that the signers of such certificate have carefully examined the Registration Statement and this Agreement and that:

                           (i)      The representations and warranties of the
Offerors in this Agreement are true and correct in all material respects on and as of the Closing Date or the Option Closing Date, as the case may be, with the same effect as if made on the Closing Date or the Option Closing Date, as the case may be, and the Offerors have complied in all material respects with all the agreements and satisfied in all material respects all the conditions on its part to be performed or satisfied at or prior to the Closing Date or the Option Closing Date, as the case may be;

                           (ii)     The Commission has not issued an order
preventing or suspending the use of the Prospectus or any Preliminary Prospectus or any amendment thereto; no stop order suspending the effectiveness of the Registration Statement has been issued; and, to the knowledge of the respective signatories, no proceeding for that purpose has been instituted or is pending or contemplated under the Securities Act;

                           (iii)    Each of the respective signatories of the
certificate has carefully examined the Registration Statement, the Prospectus, and any amendments or supplements thereto, and such documents contain all material statements and information required to be made therein, and neither the Registration Statement nor any amendment or supplement thereto includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, since the date on which the Registration Statement was initially filed, no event has occurred that was required to be set forth in an amended or supplemented prospectus or in an amendment to the Registration Statement that has not been so set forth; provided, however, that no representation need be made as to information contained in or omitted from the Registration Statement or any amendment or supplement in reliance upon and in conformity with written information furnished to the Company and the Trust by or on behalf of any Underwriter through the Representatives; and

                           (iv)     Since the date on which the Registration
Statement was initially filed with the Commission, there has not been any material adverse change or a development involving a prospective material adverse change in the business, properties, financial condition, or earnings of the Company and its Subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as disclosed in the Registration Statement as heretofore amended or (but only if the Representatives expressly consent thereto in writing) as disclosed in an amendment or supplement thereto filed with the Commission and delivered to the Representatives after the execution of this Agreement; since such date and except as so disclosed or in the ordinary course of business, neither the Company nor any Subsidiary has incurred any liability or obligation, direct or indirect, or entered into any transaction that is material to the Company or such Subsidiary, as the case may be, not contemplated in the Prospectus; since such date and except as so disclosed there has not been any change in the outstanding capital stock of the Company, or any change that is material to the Company and its Subsidiaries taken as a whole in the short-term debt or long-term debt of the Company or any Subsidiary; since such date and except as so disclosed, neither the Company nor any of its Subsidiaries have incurred any material contingent obligations, and no material litigation is pending or, to their knowledge, threatened against the Company or any Subsidiary; and, since such date and except as so disclosed, neither the Company nor any of its Subsidiaries have sustained any material loss or interference from any strike, fire, flood, windstorm, accident or other calamity (whether or not insured) or from any court or governmental action, order, or decree.

                  (g) No downgrading in the rating accorded any debt securities of the Company by any "nationally recognized statistical rating organization" (as that term is defined by the Securities Exchange Commission for the purposes of Rule 436(g)(2) under the Securities Act) shall have occurred, or any public announcement that any such organization has under surveillance or review their ratings of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating), and if, in any such case, the effect thereof in the reasonable judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering of the Preferred Securities.

                  (h) Prior to the Closing Date and any Option Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request in connection with the offering of the Preferred Securities.

         If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriters by notice from the Representatives to the Company at any time without liability on the part of any Underwriter, including the Representatives, or the Company, except for expenses to be paid by the Company pursuant to Section 7 hereof or reimbursed by the Company pursuant to Section 9 and except to the extent provided in Section 11.

         9. Reimbursement of Underwriters' Expenses. If the sale of the Preferred Securities to the Underwriters on the Closing Date is not consummated because the offering is terminated or indefinitely suspended by the Company or by the Representatives for any reason permitted by this Agreement, other than the Underwriters' inability to legally act as Underwriter, the Company will reimburse the Underwriters for the Underwriters' reasonable out-of-pocket expenses, including fees and disbursements of their counsel, that shall have been incurred by the Underwriters in connection with the proposed purchase and sale of the Preferred Securities, with such reimbursement not to exceed the lesser of $80,000 or the Underwriters' actual costs. Any such termination or suspension shall be without liability of any party to the other except that the provisions of this Section 9, and Sections 7 and 11 shall remain effective and shall apply.

         10. Maintain Effectiveness of Registration Statement. The Representatives and the Company will use their respective best efforts to prevent the issuance of any stop order or other such order suspending the effectiveness of the Registration Statement and, if such stop order is issued, to obtain the lifting thereof as soon as possible.

         11.      Indemnification and Contribution.

                  (a) The Offerors agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, expenses, liabilities, or actions in respect thereof ("Claims"), joint or several, to which such Underwriter or each such controlling person may become subject under the Securities Act, the Exchange Act, the Securities Act Regulations, Blue Sky Laws or other federal or state statutory laws or regulations, at common law or otherwise (including payments made in settlement of any litigation, if such settlement is effected with the written consent of the Company, which consent shall not be unreasonably withheld), insofar as such Claims arise out of or are based upon the inaccuracy or breach of any representation, warranty, or covenant of the Company or the Trust contained in this Agreement, any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or in any application filed under any Blue Sky Law or other document executed by the Offerors for that purpose or based upon written information furnished by the Offerors and filed in any state or other jurisdiction to qualify or register any or all of the Preferred Securities under the securities laws thereof (any such document, application, or information being hereinafter called a "Blue Sky Application"), or arise out of or are based upon the omission or alleged omission to state in any of the foregoing a material fact required to be stated therein or necessary to make the statements therein not misleading. The Company agrees to reimburse each Underwriter and each such controlling person promptly for any legal fees or other expenses incurred by such Underwriter or any such controlling person in connection with investigating or defending any such Claim or appearing as a third-party witness in connection with any such Claim; provided, however, that the Company will not be liable in any such case to the extent that:

                           (i)      Any such Claim arises out of or is based
upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto or in any Blue Sky Application in reliance upon and in conformity with the written information furnished by or on behalf of the Underwriters to the Offerors expressly for use therein pursuant to Section 4 of this Agreement; or

                           (ii)     Such statement or omission was contained or
made in any Preliminary Prospectus and corrected in the Prospectus and (1) any such Claim suffered or incurred by any Underwriter (or any person who controls such Underwriter) resulted from an action, claim, or suit by any person who purchased Preferred Securities that are the subject thereof from such Underwriter in the offering of the Preferred Securities, and (2) such Underwriter failed to deliver a copy of the Prospectus (as then amended if the Offerors shall have amended the Prospectus) to such person at or prior to the confirmation of the sale of such Preferred Securities in any case where such delivery is required by the Securities Act, unless such failure was due to failure by the Company and the Trust to provide copies of the Prospectus (as so amended) to the Underwriter as required by this Agreement.

                  (b) Each Underwriter severally, but not jointly, agrees to indemnify and hold harmless the Offerors, each of their directors, each of their officers who sign the Registration Statement, and each person who controls the Company or the Trust within the meaning of the Securities Act, against any Claim to which the Offerors, or any such director, officer, or controlling person may become subject under the Securities Act, the Exchange Act, the Securities Act Regulations, Blue Sky Laws, or other federal or state statutory laws or regulations, at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter and the Representatives, which consent shall not be unreasonably withheld), insofar as such Claim arises out of or is based upon any untrue or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or in any Blue Sky Application, or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or in any Blue Sky Application, in reliance upon and in conformity with the written information furnished by or on behalf of such Underwriter to the Offerors pursuant to Section 4 of this Agreement. Each Underwriter will severally reimburse any legal fees or other expenses reasonably incurred by the Offerors, or any such director, officer, or controlling person in connection with investigating or defending any such Claim, and from any and all Claims resulting from failure of such Underwriter to deliver a copy of the Prospectus, if the person asserting such Claim purchased Preferred Securities from such Underwriter and a copy of the Prospectus (as then amended if the Offerors shall have amended the Prospectus) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Preferred Securities to such person, and if the Prospectus (as so amended) would have cured the defect giving rise to such Claim

(unless such failure was due to a failure by the Company and the Trust to provide sufficient copies of the Prospectuses (as so amended) to each Underwriter).

                  (c) Promptly after receipt by an indemnified party under subsection (a) or (b) of this Section 11 of notice of the commencement of any action in respect of a Claim, such indemnified party will, if a Claim in respect thereof is to be made against an indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof. In case any such action is brought against any indemnified party, and such indemnified party notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in and, to the extent that it may wish, jointly with all other indemnifying parties, similarly notified, assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to the indemnified party and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties.

                  (d) Upon receipt of notice from the indemnifying party to such indemnified party of the indemnifying party's election to assume the defense of such action and upon approval by the indemnified party of counsel selected by the indemnifying party, the indemnifying party will not be liable to such indemnified party under subsection (a) or (b) of this Section 11 for any legal fees or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, unless:

                           (i)      the indemnified party shall have employed
separate counsel in connection with the assumption of legal defenses in accordance with the proviso to the last sentence of subsection (c) of this
Section 11 (it being understood, however, that the indemnified party shall not be liable for the legal fees and expenses of more than one separate counsel (plus local counsel), approved by the Representatives if one or more of the Underwriters or their controlling persons are the indemnified parties); or

                           (ii)     the indemnifying party shall not have
employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the indemnified party's notice to the indemnifying party of commencement of the action;

                  (e) If the indemnification provided for in this Section 11 is unavailable to an indemnified party or is insufficient to hold harmless an indemnified party under subsection (a) or (b) of this Section 11 in respect of any Claim referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall, subject, to the limitations hereinafter set forth, contribute to the amount paid or payable by such indemnified party as a result of such Claim:

                           (i)      in such proportion as is appropriate to
reflect the relative benefits received by the Offerors on the one hand and the Underwriters on the other hand from the offering of the Preferred Securities; or

                           (ii)     if the allocation provided by clause (e)(i)
above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (e)(i) above, but also the relative fault of the Offerors on the one hand and the Underwriters on the other hand in connection with the statements or omissions that resulted in such Claim, as well as any other relevant equitable considerations.

The respective relative benefits received by the Offerors on the one hand and the Underwriters on the other hand shall be deemed to be in such proportion that the Underwriters are responsible for that portion of a Claim represented by the percentage that the amount of the Underwriting Commission bears to the public offering price of the Preferred Securities, and the Company (including the Company's directors, officers, and controlling persons) is responsible for the remaining portion of such Claim.

The relative fault of the Offerors on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Offerors on the one hand or the Underwriters on the other hand and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such untrue statement or omission. The amount paid or payable by a party as a result of the Claims referred to above shall be deemed to include, subject to the limitations set forth in subsections (c) and (d) of this Section 11, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

                  (f) The Offerors and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined by pro rata or per capita allocation or by any other method or allocation that does not take into account the equitable considerations referred to in subsection (e) of this Section 11. Notwithstanding the other provisions of this Section 11, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Preferred Securities underwritten by it and distributed to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligation to contribute pursuant to this Section 11 are several in proportion to their respective underwriting commitments and not joint.

                  (g) The obligations of the Company, the Trust and the Underwriters under this Section 11 shall be in addition to any liability that the Company, the Trust or the Underwriters may otherwise have.

         12. Default of Underwriters. It shall be a condition to this Agreement and to the obligations of the Trust to sell and deliver the Preferred Securities hereunder, and to the obligations of each Underwriter to purchase the Preferred Securities in the manner described herein, that, except as hereinafter provided in this Section 12, each of the Underwriters (except a defaulting Underwriter) shall purchase and pay for all the Preferred Securities agreed to be purchased by such Underwriter hereunder upon tender to the Representatives of all such Preferred Securities in accordance with the terms hereof. If any Underwriter or Underwriters default in its or their obligations to purchase Preferred Securities hereunder on either the Closing Date or the Option Closing Date and the aggregate number of Preferred Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed ten percent (10%) of the liquidation amount of Preferred Securities the Underwriters are obligated to purchase on such Closing Date, the Representatives may make arrangements for the purchase of such Preferred Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date or Option Closing Date the nondefaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Preferred Securities such defaulting Underwriters agreed but failed to purchase on such Closing Date or Option Closing Date. If any Underwriter or Underwriters so default and the liquidation amount of Preferred Securities with respect to which such default or defaults occur is greater than the above percentage and arrangements satisfactory to the Representatives for the purchase of such Preferred Securities by other persons are not made within forty-eight (48) hours after such default, this Agreement will terminate without liability on the part of any nondefaulting Underwriter or the Company, except to the extent provided in
Section 11.

         If Preferred Securities to which a default relates are to be purchased by the nondefaulting Underwriters or by another party or parties, the Representatives or the Company shall have the right to postpone the Closing Date or Option Closing Date, as the case may be, for not more than seven (7) business days in order that the necessary changes, if any, in the Registration Statement, Prospectus, and any other documents, as well as any other arrangements, may be effected. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section 12. Nothing herein will relieve a defaulting Underwriter from liability for its default.

         13. Effective Date. This Agreement shall become effective immediately on the date hereof.

         14. Termination. Without limiting the right to terminate this Agreement pursuant to any other provision hereof, this Agreement may be terminated by the Representatives prior to the Closing Date and the option from the Company and the Trust referred to in Section 3, if exercised, may be canceled by the Representatives at any time prior to the Option Closing Date, if:

                  (a) The Offerors shall have failed, refused, or been unable, at or prior to the Closing Date or Option Closing Date, as the case may be, to perform any agreement, in all material respects, on its part to be performed hereunder;

                  (b) Any other condition to the obligations of the Underwriters hereunder is not fulfilled; or

                  (c) In the Representatives' reasonable judgment, payment for and delivery of the Preferred Securities is rendered impracticable or inadvisable because:

                           (i)      Additional governmental restrictions, not in
force and effect on the date hereof, shall have been imposed upon trading in securities generally or minimum or maximum prices shall have been generally established on any national securities exchange or over-the-counter market, or trading in securities generally shall have suspended on any national securities exchange or on The Nasdaq Stock Market, or a general banking moratorium shall have been established by federal or state authorities;

                           (ii)     Any event shall have occurred or shall exist
that makes untrue or incorrect in any material respect any statement or information contained in the Registration Statement or that is not reflected in the Registration Statement but should be reflected therein to make the statements or information contained therein not misleading in any material respect; or

                           (iii)    Any outbreak or escalation of major
hostilities or other national or international calamity or any substantial change in political, financial or economic conditions shall have occurred or shall have accelerated to such extent, in the Representatives' reasonable judgment, as to have a material adverse effect on the general securities market or make it impracticable or inadvisable to proceed with completion of the sale and payment for the Preferred Securities as provided in this Agreement.

         Any termination pursuant to this Section 14 shall be without liability on the part of any Underwriter to the Company or the Trust or on the part of the Company or the Trust to any Underwriter (except for expenses to be paid by the Company pursuant to Section 7 or reimbursed by the Company pursuant to Section 9 and except as to indemnification and contribution to the extent provided in
Section 11).

         15. Representations and Indemnities to Survive Delivery. The respective indemnity and contribution agreements of the Company and the Underwriters, and the representations, warranties, covenants, other statements of the Offerors and of their directors and officers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Offerors, or any of its or their partners, officers, directors, or any controlling person, as the case may be, and will survive delivery of and payment for the Preferred Securities sold hereunder. The respective indemnity and contribution agreements of the Company and the Underwriters, the provisions of Section 7(a) and Section 9 of this Agreement, and the representations and warranties of the Offerors will survive the termination or cancellation of this Agreement.

         16. Notices. All communications hereunder shall be in writing and, if sent to the Representatives, will be mailed, delivered, or telecopied (with receipt confirmed) to The Representatives, c/o Advest, Inc., at One Rockefeller Plaza, 20th Floor, New York, New York 10020, Attention: Alexander M. Clark, Managing Director (Fax No. (212) 484-3892) with a copy to Paul D. Freshour, Arnold & Porter, 555 Twelfth Street, N.W., Washington, D.C. 20004, (Fax No.
(202) 942-5999); and if sent to the Company or the Trust will be mailed, delivered, or telecopied (with receipt confirmed) to Standard Management Corporation, 10689 North Pennsylvania Avenue, Indianapolis, Indiana 46280,
Attention: Stephen M. Coons, Executive Vice President and General Counsel (Fax No. (317) 574-6227) with a copy to Jon H. Klapper, Smith, Gambrell & Russell, LLP, 1230 Peachtree Street, N.E. Suite 3100, Atlanta, Georgia 30308 (Fax No.
(404) 815-3509).

         17. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors or assigns, and to the benefit of the directors and officers (and their personal representatives) and controlling persons referred to in Section 11, and no other person shall acquire or have any right or obligation hereunder. The terms "successors or assigns," as used in this Agreement, shall not include any purchaser of the Preferred Securities from any Underwriter merely by reason of such purchase.

         18. Partial Unenforceability. If any section, subsection, clause, or provision of this Agreement is for any reason determined to be invalid or unenforceable, such determination shall not affect the validity or enforceability of any other section, subsection, clause, or provision hereof.

         19. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

         20. Entire Agreement. This Agreement embodies the entire agreement among the parties hereto with respect to the transactions contemplated herein, and other than the Letter of Intent between the Company and Advest, Inc., there have not been and are no agreements among the parties with respect to such transactions other than as set forth or provided for herein.

         21. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

                    [SIGNATURES APPEAR ON THE FOLLOWING PAGE]

         If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed counterparts hereof, whereupon it will become a binding agreement among the Company, the Trust and the Underwriters, including the Representatives, in accordance with its terms.


                                    Very truly yours,

                                    STANDARD MANAGEMENT CORPORATION


                                    BY:
                                       -----------------------------------------

                                    TITLE:
                                          --------------------------------------


                                    SMAN CAPITAL TRUST I

                                    BY: STANDARD MANAGEMENT
                                        CORPORATION
                                        AS DEPOSITOR


                                    BY:
                                       -----------------------------------------

                                    TITLE:
                                          --------------------------------------

                                    ADVEST, INC.
                                    FERRIS, BAKER WATTS,
                                        INCORPORATED

                                    As representatives of the several
                                    Underwriters listed in Schedule I.

                                    BY: ADVEST, INC

                                    BY:
                                       -----------------------------------------

                                    TITLE:
                                          --------------------------------------

                              SMAN CAPITAL TRUST I

                         STANDARD MANAGEMENT CORPORATION

                                   SCHEDULE I

                                                                              Liquidation Amount of
                                                                              Firm Securities to be
Name of Underwriter                                                                  Purchased
-------------------                                                           ---------------------

Advest, Inc. .....................................................................$__________

Ferris, Baker Watts, Incorporated.................................................$__________


Aggregate Liquidation Amount......................................................$__________
                                                                                  ===========

                                                                     EXHIBIT A-1

The opinion of general counsel to the Company to be delivered pursuant to
Section 8(d)(i) of the Underwriting Agreement shall be substantially to the effect that:

         1. The Company is a corporation existing and in good standing under the laws of the State of Indiana, with requisite corporate power and authority to own its properties and conduct its business as described in the Registration Statement, except for such power and authority the absence of which would not have a material adverse effect on the Company.

         2. Each Subsidiary of the Company has been duly incorporated or organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of organization, with full corporate power and authority to own, lease, and operate its properties and conduct its business as described in the Registration Statement; the Company and each Subsidiary are qualified to do business as foreign corporations under the corporation laws of each jurisdiction in which the Company or such Subsidiary, as the case may be, owns or leases properties, has an office, or in which business is conducted and such qualification is required, except where the failure to so qualify would not have a material adverse effect on the Company and its Subsidiaries as a whole.

         3. The Company has full corporate power and authority to execute, deliver, and perform the Underwriting Agreement; the Underwriting Agreement has been duly authorized, executed and delivered by the Company, and constitutes a legal, valid, and binding obligation of the Company and is enforceable against each of the Company and the Trust in accordance with its terms.

         4. The Trust Agreement has been duly authorized, executed and delivered by the Company, and is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, liquidation, fraudulent conveyance and transfer or other similar laws and by the general principles of equity.

         5. The Guarantee Agreement has been duly authorized, executed and delivered by the Company, and is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except that such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, liquidation, fraudulent conveyance and transfer or other similar laws and by the general principles of equity.

         6. The Indenture has been duly authorized, executed and delivered by the Company, and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except that such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, liquidation, fraudulent conveyance and transfer or other similar laws and by the general principles of equity.

         7. The Junior Subordinated Debentures have been duly authorized, executed and delivered by the Company and when duly authenticated in accordance with the Indenture and delivered and paid for in accordance with the Underwriting Agreement, will be valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except that such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, liquidation, fraudulent conveyance and transfer or other similar laws and by the general principles of equity.

         8. The Registration Statement and the Prospectus and any amendment or supplement thereto made by the Company prior to the Closing Date or any Option Closing Date (other than the financial statements and financial and statistical data included therein, as to which no opinion need be rendered), when it or they became effective or were filed with the Commission, as the case may be, and in each case at the Closing Date or any Option Closing Date, complied as to form in all material respects with the requirements of the Securities Act, the Trust Indenture Act and the applicable rules and regulations under said acts.

         9. Such counsel knows of no material legal or governmental proceedings pending to which the Company or any Subsidiary is a party or of which any property of the Company or any Subsidiary is the subject which would materially adversely affect the consummation of the transactions contemplated in this Agreement, the Indenture or the Preferred Securities; and such counsel knows of no such proceedings which are threatened or contemplated by governmental authorities or threatened by others.

         10. Such counsel knows of no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described in the Registration Statement or to be filed as exhibits thereto other than those described therein or filed or incorporated by reference as exhibits thereto, and such instruments as are summarized in the Registration Statement are fairly summarized in all material respects.

         11. No approval, authorization, consent, registration, qualification or other order of any public board or body is required in connection with the execution and delivery of this Agreement, the Trust Agreement, the Guarantee Agreement, and the Indenture or the issuance and sale of the Preferred Securities or the consummation by the Company of the other transactions contemplated by this Agreement, the Trust Agreement, the Guarantee Agreement, or the Indenture, except such as have been obtained under the Securities Act, the Exchange Act and the Trust Indenture Act or such as may be required under the blue sky or securities laws of various states in connection with the offering and sale of the Preferred Securities (as to which such counsel need express no opinion).

         12. The execution and delivery of this Agreement, the Trust Agreement, the Guarantee Agreement, and the Indenture, the issue and sale of the Preferred Securities and the Junior Subordinated Debentures, the compliance by the Company with the provisions of the Junior Subordinated Debentures, the Indenture and this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or constitute a breach of, or default under, the articles of incorporation or by-laws of the Company or a breach or default under any contract, indenture, mortgage, loan agreement, note, lease or other instrument known to such counsel to which either the Company or any Subsidiary is a party or by which any of them or any of their respective properties may be bound except for such breaches as would not have a material adverse effect on the Company and its Subsidiaries considered as one enterprise, nor will such action result in a violation on the part of the Company or any Subsidiary of any applicable law or regulation or of any administrative, regulatory or court decree known to such counsel.

                                                                     EXHIBIT A-2

The opinion of special counsel to the Company to be delivered pursuant to
Section 8(d)(ii) of the Underwriting Agreement shall be substantially to the effect that:

         1. The Indenture has been duly qualified under the Trust Indenture Act, and assuming such Indenture is duly authorized and executed by the Company, is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except that such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, liquidation, fraudulent conveyance and transfer or other similar laws and by the general principles of equity.

         2. The Trust is not an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in Investment Company Act of 1940, as amended.

         3. The statements set forth in the Registration Statement under the captions "Description of Preferred Securities," "Description of Junior Subordinated Debentures," "Description of Guarantee" and "Relationship Among the Preferred Securities, the Junior Subordinated Debentures and the Guarantee," insofar as they purport to describe the provisions of the laws referred to therein, fairly summarize the legal matters described therein.

         4. The statements of law or legal conclusions and opinions set forth in the Registration Statement under the caption "Certain Federal Income Tax Consequences," subject to the assumptions and conditions described therein, fairly and accurately summarize such counsel's opinion.

         5. The Registration Statement was declared effective under the Securities Act as of the date and time specified in such opinion and, to such counsel's knowledge and information, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings therefor have been initiated or threatened by the Commission.

         6. The Registration Statement and the Prospectus and any amendment or supplement thereto made by the Company prior to the Closing Date or any Option Closing Date (other than the financial statements and financial and statistical data included therein, as to which no opinion need be rendered), when it or they became effective or were filed with the Commission, as the case may be, and in each case at the Closing Date or any Option Closing Date, complied as to form in all material respects with the requirements of the Securities Act, the Trust Indenture Act and the applicable rules and regulations under said acts.

   [Counsel will furnish a separate 10b-5 letter on the date of this opinion]

                                                                       EXHIBIT B

The opinion of counsel to the Trust Company and Trust Delaware to be delivered pursuant to Section 8(d)(ii) of the Underwriting Agreement shall be substantially to the effect that:

         1. The Trust Company is duly incorporated and is validly existing in good standing as a banking corporation with trust powers under the laws of the State of New York.

         2. The Indenture Trustee has the requisite power and authority to execute, deliver and perform its obligations under the Indenture, and has taken all necessary corporate action to authorize the execution, delivery and performance by it of the Indenture.

         3. The Guarantee Trustee has the requisite power and authority to execute, deliver and perform its obligations under the Guarantee Agreement, and has taken all necessary corporate action to authorize the execution, delivery and performance by it of the Guarantee Agreement.

         4. The Property Trustee has the requisite power and authority to execute and deliver the Trust Agreement, and has taken all necessary corporate action to authorize the execution and delivery of the Trust Agreement.

         5. Each of the Indenture and the Guarantee Agreement has been duly executed and delivered by the Indenture Trustee and the Guarantee Trustee, respectively, and constitutes a legal, valid and binding obligation of the Indenture Trustee and the Guarantee Trustee, respectively, enforceable against the Indenture Trustee and the Guarantee Trustee, respectively in accordance with its respective terms, except that certain payment obligations may be enforceable solely against the assets of the Trust and except that such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, liquidation, fraudulent conveyance and transfer or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered in a proceeding in equity or at law), and by the effect of applicable public policy on the enforceability of provisions relating to indemnification or contribution.

         6. The Junior Subordinated Debentures delivered on the date hereof have been duly authenticated by the Indenture Trustee in accordance with the terms of the Indenture.

                                                                       EXHIBIT C

The opinion of counsel, as special Delaware counsel to the Company and the Trust to be delivered pursuant to Section 8(d)(iii) of the Underwriting Agreement shall be substantially to the effect that:

         1. The Trust has been duly created and is validly existing in good standing as a business trust under the Delaware Business Trust Act, 12 Del.
C. Section 3801 et seq. (the "Delaware Act"), and all filings required under the laws of the State of Delaware with respect to the creation and valid existence of the Trust as a business trust have been made.

         2. Under the Delaware Act and the Trust Agreement the Trust has the trust power and authority to own its property and to its conduct its business, all as described in the Prospectus.

         3. The Trust Agreement constitutes a valid and binding obligation of the Company and the Property Trustee and the Delaware Trustee, and is enforceable against the Company and the Property Trustee and the Delaware Trustee, in accordance with its terms.

         4. Under the Delaware Act and the Trust Agreement, the Trust has the trust power and authority to execute and deliver, and to perform its obligations under, the Underwriting Agreement and to issue and perform its obligations under the Preferred Securities and the Common Securities.

         5. Under the Delaware Act and the Trust Agreement, the execution and delivery by the Trust of the Underwriting Agreement, and the performance by the Trust of its obligations thereunder, have been duly authorized by all necessary trust action on the part of the Trust.

         6. The Preferred Securities have been duly authorized by the Trust Agreement and are duly and validly issued and, subject to the qualifications set forth herein, fully paid and nonassessable undivided beneficial interests in the assets of the Trust and are entitled to the benefits of the Trust Agreement. The Holders, as beneficial owners of the Trust, will be entitled to the same limitations of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that the Holders may be obligated pursuant to the Trust Agreement, (i) to provide indemnity and/or security in connection with and pay taxes or governmental charges arising from transfers or exchanges of Preferred Securities Certificates and the issuance of replacement Preferred Securities Certificates, and (ii) to provide security or indemnity in connection with requests of or directions to the Property Trustee to exercise its rights and powers under the Trust Agreement.

         7. Under the Delaware Act and the Trust Agreement, the issuance of the Preferred Securities and Common Securities is not subject to preemptive rights.

         8. The Common Securities have been duly authorized by the Trust Agreement and are duly and validly issued undivided beneficial interests in the assets of the Trust and are entitled to the benefits of the Trust Agreement.

         9. The issuance and sale by the Trust of the Preferred Securities and Common Securities, the purchase by the Trust of the Junior Subordinated Debentures, the execution, delivery and performance by the Trust of the Underwriting Agreement, the consummation by the Trust of the transactions contemplated by the Underwriting Agreement and the compliance by the Trust with its obligations thereunder will not violate (i) any of the provisions of the Certificate of Trust or the Trust Agreement or (ii) any applicable Delaware law or administrative regulation.

                                                                       EXHIBIT D

The opinion of counsel, as Special Delaware counsel to Trust Delaware to be delivered pursuant to Section 8(d) (iv) of the Underwriting Agreement shall be substantially to the effect that:

         1. Trust Delaware is duly incorporated and is validly existing in good standing as a banking corporation with trust powers under the laws of the State of Delaware.

         2. Trust Delaware has the requisite power and authority to execute and deliver the Trust Agreement, and has taken all necessary corporate action to authorize the execution and delivery of the Trust Agreement.